CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTNATS


We consent to the incorporation by reference in Registration Statement Nos. 333-76457 and 333-43477 on Form S-8 and No. 333-56963 on Form S-3 of Netter
Digital Entertainment, Inc. and Subsidiaries of our report, dated August 13, 1999, appearing in the annual report on Form 10-K of Netter Digital Entertainment Inc. and Subsidiaries for the year ended June 30, 1999.





                                  /s/ Feldman Sherb Horowitz & Co., P.C.
                                      Feldman Sherb Horowitz & Co., P.C.
                                      Certified Public Accountants



New York, New York
August 13, 1999